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                                                                      EXHIBIT 99

PRESS RELEASE
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FOCUS
ENHANCEMENTS                             PRESS RELEASE
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FOCUS Enhancements, Inc. . 600 Research Drive . Wilmington, MA 01887 .
(978) 988-5888

FOR IMMEDIATE RELEASE
Contact:
Brett Moyer                               Steve Sheldon
Executive Vice President                  Communications Manager
& Chief Operating Officer                 FOCUS Enhancements, Inc.
FOCUS Enhancements, Inc.                  (978) 988-5888
(978) 988-5888                            www.FOCUSinfo.com
www.FOCUSinfo.com                         -----------------
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             FOCUS ENHANCEMENTS COMPLETES ACQUISITION OF VIDEONICS

WILMINGTON, MASS. JANUARY 16, 2001 - Focus Enhancements (NASDAQ: FCSE) announced it has completed the acquisition of Videonics, Inc (NASDAQ: VDNX). The acquisition will be complete at the close of business on January 16, 2001 in a stock-for-stock transaction. The acquisition will be accounted for as a purchase.

On August 31, 2000, FOCUS Enhancements announced a definitive agreement to acquire Videonics. Under the terms of the agreement, each outstanding share of Videonics common stock now represents the right to receive .87 shares of FOCUS Enhancements common stock. In addition, FOCUS will assume all outstanding
options to purchase Videonics common stock.   Based on the number of Videonics
shares as of the close of the acquisition, FOCUS will issue a total of approximately 5.1 million shares of its common stock. Videonics common stock will cease trading on the Nasdaq SmallCap Market at the close of market on January 16, 2001.

                               Page 5 of 6 pages
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ABOUT VIDEONICS

Videonics is a leading designer of affordable, high quality, digital-video equipment for the broadcast, cable, business, industrial, presentation, Internet, and home video production markets. Videonics products include application controllers, edit controllers, mixers, character generators, and video editing software solutions. More information on Videonics may be obtained from the company's SEC filings, or by visiting the Videonics home page at http://www.videonics.com.

ABOUT FOCUS ENHANCEMENTS

FOCUS Enhancements, Inc. (NASDAQ: FCSE) develops and markets advanced, proprietary video conversion ASICs for the converging, multi-billion dollar Internet, computer and television industries. The Company's technology, which is sold globally through Original Equipment Manufacturers (OEMs) and resellers, merges computer-generated graphics and television displays for Internet viewing, presentations, training, education, video teleconferencing, and home gaming markets.


FOCUS Enhancements, (978) 988-5888, 600 Research Dr., Wilmington, Mass. 01887, www.focusinfo.com
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Investors:  Please contact Steve Sheldon, FOCUS Enhancements:  (978) 988-5888,
e-mail:  ssheldon@focusinfo.com.
         ----------------------


Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts, are forward-looking statements. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, continued acceptance of the companies' products, increased levels of competition for the companies; new products and technological changes, the companies' dependence upon third-party suppliers, intellectual property rights and other risks detailed from time to time in the companies' periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to put undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The companies undertake no obligation to release publicly any revisions to forward- looking statements that may be made to reflect events after the date hereof or to reflect the occurrence of unanticipated events. In addition, the forward-looking statements contained herein are subject to risks and uncertainties, including the successful integration of Videonics into FOCUS, fluctuations in operating results, the timely development and acceptance of new products, product availability from suppliers, the impact of competitive products and pricing, changing TV standards and other risks set forth under the caption "Certain Factors That May Affect Future Results" in Focus and Videonics Annual Report on Form 10-K for the year ended December 31, 1999, in its quarterly report on Form 10-Q for the quarter ended March 31, 2000, June 30, 2000, September 30, 2000 and other filings with the SEC by both FOCUS and Videonics.

                               Page 6 of 6 pages